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                                                                   EXHIBIT 10.37

                                  June 6, 2002

Mr. Jim McCloskey
Chief Financial Officer
Red Robin Gourmet Burgers, Inc.
5575 DTC Parkway, Suite 110
Greenwood Village, CO  80111

Gentlemen:

         Red Robin International, Inc. (the "Borrower") has informed Wachovia Bank, National Association ("Wachovia") that it intends to consummate an initial public offering of its capital stock (the "IPO"). In connection with the IPO, the Borrower intends to enter into a senior secured bank facility having substantially the terms set forth on the summary of terms and conditions attached hereto (the "Term Sheet") with certain financial institutions (the "Lenders") for an aggregate principal amount of up to $35,000,000 (the "Facility"). Wachovia understands that the proceeds of the Facility will be used
(i) to finance new restaurant construction costs, (ii) to pay certain costs, fees and expenses in connection with such construction projects, (iii) to refinance certain existing debt of the Borrower, (iv) to pay any fees and expenses in connection with the Facility, (v) to provide for the working capital and general corporate requirements of the Borrower and its subsidiaries and (vi) for acquisitions relating to the purchase or repurchase of Red Robin franchises.

         The IPO, the Facility and the other transactions described above are hereinafter referred to collectively as the "Transactions".

         Based upon and subject to the foregoing and to the terms and conditions set forth below and in the Term Sheet, Wachovia is pleased to confirm its commitment (the "Commitment") to provide up to a $15,000,000 portion of the Facility to the Borrower and to use its reasonable best efforts to secure commitments from additional lenders for the remaining portion of the Facility. Wachovia, through its affiliate, First Union Securities, Inc., acting under the tradename Wachovia Securities ("FUSI" or the "Lead Arranger"), is also pleased to advise you of its willingness to serve as sole manager and arranger for the Facility. Wachovia's obligation to provide its portion of the Facility pursuant to the Commitment is subject to the following: (i) the Borrower's written acceptance of a letter from Wachovia to the Borrower of even date herewith (the "Fee Letter") pursuant to which the Borrower agrees to pay, or cause to be paid, to Wachovia certain fees in connection with the Facility as more particularly set forth therein, (ii) completion by Wachovia of its confirmatory due diligence on the Borrower and its subsidiaries in all respects satisfactory to Wachovia,
(iii) completion of a definitive credit agreement and related

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Red Robin Gourmet Burgers, Inc.
June 6, 2002
Page 2

documentation for the Facility in form and substance reasonably satisfactory to Wachovia, (iv) review of all documentation relating to the IPO in form and substance reasonably satisfactory to Wachovia, (v) compliance with all applicable laws and regulations (including compliance of this letter agreement (this "Commitment Letter") and the Transactions described herein with all applicable federal banking laws, rules and regulations), (vi) there having been no competing issuance of senior debt facilities of the Borrower or any of its subsidiaries being offered, placed or arranged for the purposes of effectuating the IPO, without the prior written consent of Wachovia and FUSI, (vii) receipt of commitments by Wachovia (including Wachovia's) for the Facility equaling or exceeding $25,000,000 in aggregate principal amount, and (viii) the satisfaction of all other conditions described herein, in the Term Sheet and in such definitive credit documentation. Further, Wachovia's Commitment is subject to
(a) there not having occurred any event that has, or could be reasonably expected to have, a material adverse effect on the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole and (b) the absence of any material adverse change in the financial, banking or capital markets (including the loan syndication market) that has materially impaired or would materially impair the syndication of the Facility, as determined by Wachovia and FUSI in their reasonable discretion.

         It is agreed that Wachovia will act as the Administrative Agent (the "Administrative Agent") for the Lenders under the Facility. Wachovia, through its affiliate FUSI, will also serve as sole manager of the syndication effort. In connection with such syndication effort, Wachovia, with the advice and consent of the Borrower, will manage all aspects of the syndication, including, without limitation, making decisions as to the selection and number of institutions to be approached and when such institutions will be approached, when commitments will be accepted, which institutions will participate, the allocations of commitments among syndicate Lenders and the amount and distribution of fees payable to syndicate Lenders. As a part of this process, Wachovia will consult with the Borrower regarding the selection and number of institutions to be approached.

         Wachovia reserves the right, prior to or after the execution of definitive documentation with respect to the Facility, and as part of any syndication thereof or otherwise, to arrange for the assignment of a portion of the Commitment to one or more financial institutions that will become Lenders and be party to such definitive documentation. In addition, in connection with any such syndication, the Borrower acknowledges that Wachovia may allocate a portion of the fees payable under the Fee Letter to such other Lenders. It is agreed, however, that no Lender will receive compensation from or on behalf of the Borrower outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Facility.

         The Borrower understands that Wachovia intends to commence the syndication efforts immediately and intends to complete the syndication prior to the closing date of the Facility (the "Closing Date"). The Borrower agrees to assist Wachovia in promptly completing a mutually satisfactory syndication. The syndication will be accomplished by a variety of means including direct contact during the syndication between senior management of the Borrower and Wachovia and their respective affiliates and advisors. Wachovia reserves the right to engage the services of

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Red Robin Gourmet Burgers, Inc.
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FUSI and other of its affiliates in furnishing the services to be performed by
Wachovia as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to it in such manner as it and its affiliates may agree in their sole discretion. The Borrower agrees that Wachovia may share with any of its affiliates and advisors any information related to the Transactions or any other matter contemplated hereby (other than in violation of Regulation FD), on a confidential basis; provided that such disclosure of information is for the purpose of effecting the Transactions.

         The Borrower hereby represents and warrants that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to Wachovia or the Lenders by the Borrower or any of its representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and, to the Borrower's knowledge, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to Wachovia or the Lenders by the Borrower or any of its representatives (the "Projections") have been or will be prepared in good faith based upon assumptions that the Borrower believes to be reasonable at the time of such preparation. The Borrower agrees to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date so that the representation and warranty in the preceding sentence is correct on such date (including, without limitation, updating the Projections to the extent the Borrower becomes aware that such Projections have become materially inaccurate or have been prepared based upon assumptions that the Borrower believes are no longer reasonable). In arranging and syndicating the Facility, Wachovia will be using and relying on the Information and the Projections without independent verification thereof.

         The Borrower agrees to reimburse Wachovia, FUSI and their affiliates from time to time on demand for all of their reasonable fees and out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the transactions described herein whether or not the Facility is closed or any credit is extended thereunder. The Borrower also agrees to indemnify and hold harmless Wachovia, FUSI and their affiliates and their respective affiliates, directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, suits, losses, claims, damages and liabilities of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the transactions contemplated herein, including without limitation the execution of definitive credit documentation, the syndication and closing of the Facility (a "Third Party Claim"), and will reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened Third Party Claim or any action or proceeding arising therefrom; provided, however, that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct; provided, further, that (i) each

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Red Robin Gourmet Burgers, Inc.
June 6, 2002
Page 4

Indemnified Party shall promptly notify the Borrower in writing upon becoming aware of the initiation of any Third Party Claim against it, (ii) the Borrower shall be entitled to participate in the defense of any such Third Party Claim and, if the Borrower so chooses, to assume the defense, at the Borrower's expense, of any such Third Party Claim with counsel selected by the Borrower (it being understood that any Indemnified Party shall have the right to participate in such defense and employ counsel separate from the counsel employed by the Borrower, and that such counsel shall be at the expense of such Indemnified Party unless such Indemnified Party shall have been advised by counsel that there may be legal defenses available to it that are inconsistent with or in addition to those available to the Borrower, in which case such counsel shall be at the Borrower's expense) and (iii) no Indemnified Party shall settle any Third Party Claim without the Borrower's prior written consent. This Commitment Letter is addressed solely to the Borrower, and neither Wachovia and FUSI, on the one hand, nor the Borrower, on the other hand, shall be liable to the other or any other person for any consequential damages that may be alleged as a result of this Commitment Letter or any of the transactions referred to herein. This Commitment Letter is not intended to confer any obligations to or benefits upon any third party. The provisions of this paragraph shall survive completion of the Transactions and any termination of this Commitment Letter.

         The Borrower is not authorized to show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, to any other person or entity (other than to its affiliates, directors, officers, advisors, legal and financial counsel and underwriters and underwriters counsel, whether in connection with the Facility, the IPO or otherwise; provided that (i) each of such persons shall agree to be bound by the confidentiality provisions hereof and (ii) the Borrower shall be liable for any breach of such confidentiality provisions by any such person), except as may be required by law (including, without limitation, applicable securities laws and disclosure requirements) or applicable judicial process or as consented to by Wachovia. If the Borrower does show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, in breach of the foregoing sentence, then the Borrower shall be deemed to have accepted this Commitment Letter and the Fee Letter.

         Notwithstanding the foregoing, the Borrower acknowledges and agrees that Wachovia and FUSI may share with their respective affiliates any information relating to the Facility, the other Transactions, the Borrower and its subsidiaries (subject to Regulation FD). The Borrower further acknowledges and agrees to the disclosure by Wachovia and FUSI of information relating to the Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

         Prior to the Closing Date, Wachovia shall have the right to review and approve any public announcement made after the date hereof relating to the Facility, or to Wachovia or FUSI in connection therewith, before any such announcement is made (such approval not to be unreasonably withheld or delayed).

         This Commitment Letter and the Fee Letter shall be governed by and construed in accordance with the internal laws of the State of North Carolina and constitute the entire

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Red Robin Gourmet Burgers, Inc.
June 6, 2002
Page 5

agreement between the parties relating to the subject matter hereof and thereof and supersede any previous agreement, written or oral, between the parties with respect to the subject matter hereof and thereof. This Commitment Letter shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, but shall not be assigned in whole or in part by the Borrower without the prior written consent of Wachovia. This Commitment Letter may not be amended, assigned or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. The Commitment is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits on, or create any rights in favor of, any other person or entity. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

         The Commitment shall terminate at 5:00 p.m. on June 7, 2002, unless this Commitment Letter is accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of (i) Wachovia discovering or becoming aware of any information not previously disclosed to it that it believes, in the exercise of its reasonable judgment, to be materially inconsistent with its understanding, based on the information provided to it by or on behalf of the Borrower prior to the date hereof, of the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole, (ii) the occurrence of a material adverse change in the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries,
(iii) the cancellation by the Borrower of the IPO and (iv) 5:00 p.m. on August 16, 2002, if the Closing Date shall not have occurred by such time.

         Wachovia and FUSI each agrees to keep confidential, and to not publish, disclose or otherwise divulge to any party or person, the Information or the Projections, and to cause its respective officers, directors, employees, agents and representatives to keep confidential (including for purposes of Regulation
FD), and to not publish, disclose or otherwise divulge to any party or person, the Information or the Projections, except that Wachovia and FUSI each shall be permitted to disclose the Information or the Projections (i) to such of its, or any affiliates', officers, directors, employees, agents, legal counsel and representatives as need to know such Information or Projections in connection with the syndication of the Facility and the servicing and protection of its interests in respect of its loans under the Facility and the transactions contemplated thereby; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any regulatory authority having jurisdiction over it; (iii) to the extent such Information or Projections (A) become publicly available other than as a result of a breach of this agreement or (B) becomes available to Wachovia or FUSI on a non-confidential basis from a source other than the Borrower or its affiliate;
(iv) to prospective Lenders in connection with the syndication of the Facility as referred to herein; or (v) to the extent that the Borrower shall have consented to such disclosure in writing. Wachovia and FUSI each agrees that it will use the Information and Projections only for purposes related to the Facility and the transactions contemplated hereby. Wachovia and FUSI each agree that it will not disclose any of the Information or the Projections to any

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Red Robin Gourmet Burgers, Inc.
June 6, 2002
Page 6

prospective lender under the Facility except under confidentiality arrangements satisfactory to you.

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         If you are in agreement with the foregoing, please sign the enclosed copy of this Commitment Letter and return it to Wachovia and FUSI, together with an executed copy of the Fee Letter and payment of that portion of the any fee referenced in the Fee Letter which is payable upon acceptance of this Commitment Letter, by no later than 5:00 p.m. on June 7, 2002.

                                            Sincerely,

                                            WACHOVIA BANK, NATIONAL ASSOCIATION


                                            By:      /s/ Braxton B. Comer
                                               ---------------------------------
                                            Name:    Braxton B. Comer
                                                 -------------------------------
                                            Title:   Managing Director
                                                  ------------------------------


                                            FIRST UNION SECURITIES, INC.


                                            By:      /s/ Braxton B. Comer
                                               ---------------------------------
                                            Name:    Braxton B. Comer
                                                 -------------------------------
                                            Title:   Managing Director
                                                  ------------------------------



Agreed to and accepted as of
the date first above written:

RED ROBIN INTERNATIONAL, INC.


By:      /s/  James P. McCloskey
   -------------------------------------------
Name:    James P. McCloskey
      ----------------------------------------
Title:   Chief Financial Officer and Secretary
         -------------------------------------